Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-12

                            Milestone Scientific Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

                            MILESTONE SCIENTIFIC INC.

        Notice of Annual Meeting of Stockholders to be held on Thursday,
                               September 20, 2001

                               ------------------

The Annual Meeting of Stockholders of Milestone Scientific Inc. will be held in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, September 20, 2001 at 9:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and acting upon the following:

            1.    Election of five (5) Directors.

            2. Confirming the appointment of J.H. Cohn LLP as independent accountants for the fiscal year ending December 31, 2001.

            3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on August 1, 2001 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                              By order of the Board of Directors


                                              Leonard Osser
                                              Chairman of the Board

Livingston, New Jersey
August 20, 2001

--------------------------------------------------------------------------------
IMPORTANT:  Every stockholder, whether or not he or she expects to attend the annual meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

            Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

            We would appreciate your giving this matter your prompt attention.

                            MILESTONE SCIENTIFIC INC.

                               -------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                          to be Held September 20, 2001

                                -----------------

      Proxies in the form enclosed with this Statement are solicited by Milestone Scientific Inc. ("Milestone" or the "Company") to be used at the Annual Meeting of Stockholders to be held in the Board Room of the American Stock Exchange, 86 Trinity Place, New York City, on September 20, 2001 at 9:00 a.m., Eastern Daylight Savings Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. Milestone's principal executive offices are located at 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039. The approximate date on which this Statement and the accompanying proxy will be mailed to Stockholders is August 20, 2001.

                          THE VOTING AND VOTE REQUIRED

      On the record date for the meeting, August 1, 2001, there were outstanding 11,272,847 shares of common stock of the Company (the "Common Stock"), each of which will be entitled to one vote.

      Directors are elected by a plurality of the votes cast at the meeting. Confirming the appointment of J.H. Cohn as independent accountants is accomplished by the affirmative vote of a majority of the votes cast at the meeting.

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR each of the stated matters being voted on at the meeting. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted, either by oral or written notice, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting, however, in and of itself does not revoke a prior proxy. In the case of the election of directors, shares represented by a proxy which are marked "WITHHOLD AUTHORITY" to vote for all eight nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Shares represented by proxies which are marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table shows certain information with respect to beneficial ownership of the Company's Common Stock on August 1, 2001 by all persons known to be the beneficial owners of more than 5% of its outstanding shares, and by all Directors and Officers of the Company, as a group. No Executive Officer or Director of the Company is involved in any material legal proceedings.

                                           Shares of
                                          Common Stock
                                          Beneficially             Percentage
     Name of Beneficial Owner                 Owned                 of Class
----------------------------------      ------------------      ----------------

Executive Officers and Directors
Leonard Osser                             2,486,775(3)               22.06%

Thomas M. Stuckey                            55,888(4)                 *

Paul Gregory                                 32,572(5)                 *

Louis I. Margolis                            96,422(6)                 *

                                           Shares of
                                          Common Stock
                                          Beneficially             Percentage
     Name of Beneficial Owner                 Owned                 of Class
------------------------------------    ----------------         ---------------

Leonard M. Schiller                          53,016(7)                  *

Stephen A. Zelnick                          180,185(8)                1.60%

All Directors & Officers as a group       2,904,858(9)               25.77%

5% and Greater Stockholders
Cumberland Associates, LLC
1114 Avenue of the Americas
New York, New York 10036                  1,897,464(10)              16.83%

Gintel Asset Management, Inc.
6 Greenwich Office Park
Greenwich, CT 06831                       1,874,700(11)              16.63%

----------
*Less than 1%
(1)   The addresses of the persons named in this table are as follows: Leonard
      A. Osser, 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039; Thomas M. Stuckey, 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039; Stephen A. Zelnick, Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022; Paul Gregory, Innovative Programs Associates Inc., 300 Mercer Street, New York, New York 10003; Louis I. Margolis, Pine Street Associates, L.P., 88 Pine Street, Suite 3100, New York, New York 10005; and Leonard M. Schiller, Schiller, Klein & McElroy, P.C., 33 North Dearborn Street, Suite 1030, Chicago, Illinois 60602.
(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on 11,272,847 were outstanding on August 1, 2001.
(3) Includes (i) an aggregate of 350,000 shares issuable upon exercise of stock options within 60 days of the date hereof, 50,000 of which are exercisable at $16.00 per share, 50,000 of which are exercisable at $1.00 per share 50,000 of which are exercisable at $.875 per share, 106,000 of which are exercisable at $7.00 per share, 43,500 of which are exercisable at $7.56 per share, and 50,000 of which are exercisable at $1.5625 per share, and (ii) warrants immediately exercisable to purchase 35,714 shares at $1.75 per share.
(4) Includes 21,000 shares subject to stock options, exercisable within 60 days of the date hereof at $3.00 per share, 25,000 shares subject to stock options, exercisable within 60 days of the date hereof at $16.50 per share, and 8,333 shares subject to stock options, exercisable at $2.1875 per share. Mr. Stuckey disclaims beneficial ownership of (i) 5,300 shares, which are held by his wife as custodian for their children, and (ii) 1,200 shares which are owned by his wife in her IRA. Mr. Stuckey is 46 and has been Chief Financial Officer and Vice President of the Company and Chief Financial Officer of Spintech and Sagacity I, a subsidiary of the Company, since May 1998. Prior to joining the Company, Mr. Stuckey had been the Corporate Controller of PureTec, a plastic product manufacturer, where he had spent 13 years.
(5) Includes 150 shares held by Mr. Gregory's wife, 20,000 shares subject to stock options, exercisable within 60 days of the date hereof at $5.125 per share and 12,422 shares subject to stock options, exercisable within 60 days of the date hereof at $2.1875 per share.
(6) Includes 20,000 shares subject to stock options, exercisable within 60 days of the date hereof at $5.125 per share and 12,422 shares subject to stock options, exercisable within 60 days of the date hereof at $2.1875 per share.
(7) Includes 20,000 shares subject to stock options, exercisable within 60 days of the date hereof at $5.125 per share and 12,422 shares subject to stock options, exercisable within 60 days of the date hereof at $2.1875 per share.

(8) Includes (i) an aggregate of 56,211 shares issuable upon exercise of stock options within 60 days of the date hereof, 50,000 of which are exercisable at $5.125 per share and 6,211 of which are exercisable at $2.1875 per share and (ii) warrants immediately exercisable to purchase 7,143 shares at $1.75 per share.
(9) Includes 484,055 shares subject to stock options and 42,857 shares subject to warrants all of which are exercisable within sixty (60) days of the date hereof.
(10) Based solely upon an amendment to Schedule 13G filed by Cumberland Associates LLC with the Securities and Exchange Commission on 2/14/01.
(11) Based upon an amendment to Schedule 13G filed by Gintel Asset Management, Inc. on 2/1/01 and the 500,000 shares owned by Robert Gintel, Chief Executive Officer of Gintel Asset Management, Inc. and a controlling partner of the Gintel Partners Fund. The fund disclaims beneficial ownership of Mr. Gintel's holdings in the Company.

                              ELECTION OF DIRECTORS

      Five directors are to be elected at the Annual Meeting each for a term of one year and until the election and qualification of a successor.

      It is intended that votes pursuant to the enclosed proxy will be cast for the election of the five nominees named below. In the event that any such nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person, if any, as shall be designated by the Board of Directors (the "Board"). Management has no reason to believe these nominees will not be available for election.

      The nominees for election and certain information about them are shown in the following table:

Nominees for Election

      LEONARD OSSER, 53, has been Chief Executive Officer and a director of the Company since July 1991, and the President and Chief Executive Officer of Spintech, a subsidiary of the Company, since November, 1995. From July 1991 until July 1997, he also served as President and Chief Financial Officer of the Company. From 1980 until the consummation of the Company's public offering in November 1995, he had been primarily engaged as the principal owner and Chief Executive of U.S. Asian Consulting Group, Inc., a New Jersey based provider of consulting services in "work-out" and "turnaround" situations for publicly and privately owned companies in financial difficulty.

      PAUL GREGORY, 63, has been a director of the Company since April 1997. Mr. Gregory has been a business and insurance consultant at Innovative Programs Associates Inc. and Paul Gregory Associates Inc. since January 1995 and January 1986, respectively, where he services, among other entities, foreign and domestic insurance groups, law and accounting firms and international corporations.

      LOUIS I. MARGOLIS, 57, has been a director of the Company since April 1997. Mr. Margolis has been a General Partner of Pine Street Associates, L.P., a private investment partnership that invests in other private limited partnerships, since January 1994. Since June 1998, Mr. Margolis has been a general partner of Select Ventures Management, LP, a special purpose limited partnership that invests in an early stage venture capital partnership. Since April 1998, Mr. Margolis has been a registered representative with GRO Corporation, a member firm of the NASD. In January 1997, Mr. Margolis formed and is the President and sole shareholder of Chapel Hill Capital Corp., a financial services company. From 1993 through 1995 he was Chairman of Classic Capital Inc., a registered investment advisor. Mr. Margolis has been a member of the Financial Products Advisory Committee of the Commodity Futures Trading Commission since its formation in 1986, a Trustee of the Futures Industry Institute since 1991 and a Trustee of Saint Barnabas Hospital in Livingston, NJ since 1994. Mr. Margolis is also a director of Hometown Auto Retailers, Inc., an automotive retailer conducting business in the northeastern United States.

LEONARD M. SCHILLER, 59, has been a director of the Company since April 1997. Mr. Schiller has been a partner in the law firm of Schiller, Klein & McElroy, P.C. since 1977 and has practiced law in the State of Illinois for over 25 years. He is also President of The Dearborn Group, a residential property management and real estate acquisition company. Mr. Schiller is a member of the Board of Directors of AccuMed International, Inc., a laboratory diagnostic company. He is also a member of the Board of Directors of iMall, Inc., a leading provider of fully-integrated "one-stop" e-commerce solutions.

STEPHEN A. ZELNICK, 63, has been a director of the Company since January 1996. He has been a partner in the law firm Morse, Zelnick, Rose & Lander, LLP since its inception in August 1995.

      The Board unanimously recommends a vote FOR the election of each of the nominees.

Board of Directors and Committees

      The Board held seven meetings, the Audit Committee held four meetings, and the Compensation Committee held one meeting during fiscal 2000. The Company does not have a nominating committee. All directors attended more than 75% of the aggregate number of meetings of the Board and its committees. Daniel R. Martin resigned as Director on July 12, 2001.

      The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company's officers, employees, directors and consultants.

      The Compensation Committee was comprised of Stephen A. Zelnick, Louis I. Margolis and Leonard M. Schiller during 2000.

      The Audit Committee was established to meet with management and the Company's independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2000 and met with the management of the Company to discuss such audited financial statements. The Company has not discussed with its independent accountants, Grant Thornton LLP, the matters required pursuant to Statement on Accounting Standards No. 61 nor has the Company received the written disclosures referred to therein. The Company has received the letter from Grant Thornton LLP required by the Independence Standards Board No. 1. The Audit Committee did not discuss with Grant Thornton LLP its independence from management and the Company. Grant Thornton LLP had full and free access to the Audit Committee.

      The Audit Committee was comprised of Stephen A. Zelnick, Daniel R. Martin and Paul Gregory during 2000.

           COMPENSATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS

Executive Compensation.

      The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2000, 1999, and 1998 by (i) the Company's Chief Executive Officer and (ii) the most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the 2000 fiscal year and whose salary as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the "Named Executives").

                           Summary Compensation Table

                                                               Long-Term Compensation
                                                        ------------------------------------
                                           Annual
                                        Compensation
                                        ------------         Awards               Payouts
                                                          Common Stock           All Other
     Name and                              Salary       Underlying Options      Compensation
Principal Position            Year          ($)                (#)                   ($)
------------------            ----         ------       -------------------     ------------
Leonard A. Osser
    Chief Executive           2000        124,061(2)         50,000
    Officer and               1999        191,135(3)         50,000
    Chairman                  1998        280,395(4)         50,000

Mitchell G Kuhn (1)           2000        183,789            45,000
    Chief Operating           1999         73,038           109,000
    Officer &
    President

Thomas M. Stuckey             2000        114,051            25,000                  --
    Chief Financial           1999        119,922            21,000              10,000(5)
    Officer and Vice          1998         78,124            25,000
    President

----------
(1)   Resigned as Chief Operating Officer, President and Director on March 9,
      2001.
(2) Excludes $141,346 in deferred compensation but includes $21,000 earned as President and Chief Executive Officer of Spintech.
(3) Includes voluntary reduction of base salary which commenced in July 1998 and also includes $36,000 earned as President and Chief Executive Officer of Spintech.
(4) Effective July 7, 1998 Mr. Osser took a voluntary reduction in his 1998 annual base salary of $350,000. Includes $73,136 earned as President and Chief Executive Officer of Spintech. Does not include $11,559 paid by the Company to Marilyn Elson, a certified public accountant who was employed by the Company to render accounting services. Ms. Elson is the wife of Mr. Osser.
(5)   1999 Bonus.

Stock Options

      The following tables show certain information with respect to incentive and non-qualified stock options granted in 2000 to Named Executives under the Company's 1997 Stock Option Plan and the aggregate value at March 30, 2001 of such options. In general, the per share exercise price of all options is equal to the fair market value of a share of Common Stock on the date of grant. No options granted to Named Executives have been exercised.

                              Option Grants in 2000
                          Individual Grants of Options

                             Number of         Percent of
                             Shares of        Total Options
                           Common Stock        Granted to        Exercise
                            Underlying        Employees in        Price
       Name                  Option #             2000            ($/Sh)       Expiration Date
------------------        --------------     ---------------    ----------     ---------------
Leonard A. Osser            50,000 (1)           21.8%           $  .875          01-01-05
Mitchell G. Kuhn            45,000 (2)           19.7%           $2.1875          07-13-05
Thomas A. Stuckey           21,000 (2)           10.9%           $2.1875          07-13-05

----------
(1)   Options vested 01-01-01
(2)   One third vesting on each anniversary.

                     Aggregated 2000 Year End Options Values
                  for Options granted prior to and During 2000

                             Number of Shares of Common
                            Stock Underlying Unexercised             Value of Unexercised
                                     Options at                      In-The-Money Options
                                     12-31-2000                        At 12-31-2000 (1)
        Name                  Exercisable/Unexercisable           Exercisable/Unexercisable
-------------------           -------------------------           -------------------------
Leonard A. Osser                  200,000 // 100,000                       $0 // $0
Mitchell G. Kuhn                   36,333 // 117,667                       $0 // $0
Thomas M. Stuckey                  30,666 // 40,334                        $0 // $0

----------
(1) Based on the closing price on March 30, 2001 of $.85 as quoted on the American Stock Exchange.

Employment Contracts

      As of January 1, 1998 the Company entered into an Employment Agreement with Mr. Osser which provides for an initial term expiring on December 31, 2002, with a two-year non-competition period at the end of the term. The term is automatically increased for successive one-year periods unless prior to December 1 of any year either party notifies the other of its election not to extend the term. Under the Agreement, Mr. Osser serves as Chief Executive Officer and is required to work on a full-time basis. Under the Employment Agreement, Mr. Osser receives annual base pay of $350,000, increasing to reflect cost of living adjustments commencing on January 1, 2001. In addition, the Company must grant to Mr. Osser during each January from 1998 through 2002 an option to purchase 50,000 shares of Common Stock exercisable only during the last 30 days of the five year option term unless the Company achieves certain financial goals to be specified annually by the Compensation Committee. Additionally, as soon as financial statements for each year commencing with 1998 are completed, the Company must grant the executive an additional option to purchase up to 50,000 shares depending upon the achievement of specified performance goals. Further, Mr. Osser shall receive the opportunity to earn cash bonuses of up to $200,000 per year depending upon the achievement of performance targets to be specified by the Option Committee.

      On July 7, 1998, at his sole discretion, Mr. Osser implemented a voluntary reduction of his annual base salary, reducing his annual base pay from $350,000 to $188,462. The voluntary reduction has been described by Mr. Osser as being both temporary and having no effect upon his rights under his employment agreement with the Company. Such reduction remained in effect until August 5, 2000. At that time, Mr. Osser began to defer his salary at the $350,000 annual base. At December 31, 2000, his deferred compensation was $141,346.

Compensation of Directors

      Non-employee directors are granted, upon becoming a director, a five-year option to purchase 20,000 shares of our Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. They receive no cash compensation. In addition, on July 13, 2000, pursuant to a stock option plan commencing in 2000, each of the five independent board members was granted 12,422 options at an exercise price of $2.19 per share. This equated to a fair market value of $20,000 using the Black-Scholes method. The options are five-year options, which vest in two years.

Independent Public Accountants

      The Company is recommending that the stockholders confirm the appointment of J.H. Cohn as the Company's independent accountants for 2001. Grant Thornton LLP served as independent accountants for the Company during 2000. The report of Grant Thornton LLP with respect to the

Company's financial statements appears in the Company's Annual Report for the fiscal year ended December 31, 2000.

      Engagement of New Independent Accountants

      On May 7, 2001, the Company engaged J.H. Cohn LLP as its new independent accountants to replace Grant Thornton LLP, who had been dismissed as of May 9, 2001. During the two most recent fiscal years and the subsequent interim period preceding the engagement of J.H. Cohn LLP, neither the Company, nor anyone on its behalf, has consulted J.H. Cohn LLP regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Company that J.H. Cohn LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-B).

      The reports of Grant Thornton LLP for the years ended December 31, 2000 and December 31, 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The 2000 report did contain an explanatory paragraph to the Company's ability to continue as a going concern.

      The decision to change accountants was recommended and approved by the audit committee of the Company's board of directors.

      During 2000 and 1999, and during the period from January 1, 2001 to May 9, 2001, there were no disagreements with Grant Thornton LLP on accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with their report.

      Audit Fees

      The aggregate fees billed for the professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the Company's financial statements included in the Company's Forms 10-QSB for fiscal year 2000 totaled $136,500.

      Financial Information Systems Design and Implementation Fees

      No professional services were rendered by Grant Thornton LLP in connection with information systems, design and implementation during fiscal year 2000.

      All Other Fees

      In 2000, the Company paid to Grant Thornton LLP $26,675 for tax return preparation and $24,270 for assistance in preparation of comment letters and issuance of consents related to registration statements filed by the Company with the Securities and Exchange Commission.

      Audit Committee Consideration

      None

      Work Performed by Principal Accountant's Full Time Permanent Employees

      Grant Thornton LLP utilized full time, permanent employees and partners of Grant Thornton LLP in performing the Company's audits for fiscal year 2000.

      CONFIRMATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board recommends that the stockholders confirm the appointment of J.H. Cohn LLP as the Company's independent accountants for the fiscal year ending December 31, 2001. A representative of J.H. Cohn LLP will be at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board will consider it a directive to consider other accountants for a subsequent year.

      The Board recommends a vote FOR this proposal.

Certain Relationships and Related Transactions

      Pursuant to a $1 million private placement which was completed in February 2000, Leonard Osser, the Chairman and Chief Executive Officer of the Company purchased $250,000 principal amount of 10% secured promissory notes and five-year warrants to purchase 35,714 shares of the Company's Common Stock, immediately exercisable at $1.75 per share with such exercise price increasing each anniversary to a final exercise price of $7.00 per share. Additionally, pursuant to an agreement made as of January 31, 1999, the Company issued 1,800,000 shares of Common Stock in full payment of the Company's three percent Senior Convertible Promissory Notes in the aggregate principal amount of $2,250,000, of which 200,000 shares were issued to Leonard Osser, Chairman and Chief Executive Officer. In April 2000, Mr. Osser provided the Company with a $200,000 line of credit.

      Morse, Zelnick, Rose and Lander, LLP, legal counsel to the Company and the firm in which Stephen A. Zelnick, a Director and Of Counsel to the Company, is Partner, is the holder of warrants to purchase 118,000 shares of Common Stock and warrants to purchase 83,333 units, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock. On February 3, 2000, the Company reduced the exercise price of these warrants to $1.25 and extended their exercise period to February 2, 2002. The Company paid $191,501 and $131,632 during the years ended December 31, 2000 and December 31, 1999, respectively, to the same law firm noted above. The law firm and the Director also participated in the February 2001 private placement, each purchasing $50,000 of 10% Senior Secured Promissory Notes and warrants to purchase 7,143 shares of Milestone Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the best of the Company's knowledge, based solely on review of the copies of such forms furnished to the Company, or written representations that no other forms were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with during 2000.

                                  MISCELLANEOUS

Other Matters

      Management knows of no matter other than the foregoing to be brought before the Annual Meeting of Stockholders, but if such other matters properly come before the meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Reports and Financial Statements

      The Company's Annual Report to Stockholders for the year ended December 31, 2000, including Audited Financial Statements, is included with this proxy material. Such Report and Financial Statements contained therein are not incorporated herein by reference and are not considered part of this soliciting material.

Solicitation of Proxies

      The entire cost of the solicitation of proxies will be borne by Milestone. Proxies may be solicited by directors, officers and regular employees of Milestone, without extra compensation, by telephone, telegraph, mail or personal interview. Solicitation is not to be made by specifically engaged employees or paid solicitors. Milestone will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Stock.

Stockholder Proposals

      Stockholder proposals intended to be presented at the Company's 2002 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than March 1, 2002. Such proposals should be addressed to Thomas M. Stuckey, Chief Financial officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                             By order of the Board of Directors


                                             Leonard Osser
                                             Chairman of the Board
Livingston, New Jersey
August 20, 2001

                            MILESTONE SCIENTIFIC INC.

            This proxy is solicited by the Board of Directors for the
                      Annual Meeting on September 20, 2001

      The undersigned hereby appoints Leonard Osser and Thomas M. Stuckey, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Milestone Scientific Inc. (the "Company") to be held on September 20, 2001 at 9:00 a.m., and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

1. ELECTION OF DIRECTORS---Leonard Osser, Paul Gregory, Louis I. Margolis, Leonard M. Schiller and Stephen A. Zelnick.

      For all nominees                                          |_|
      Withhold authority to vote for all nominees               |_|
      For all nominees, Except nominee(s) written below.

2. Confirmation of the appointment of J.H. Cohn LLP as independent accountants for the fiscal year ending December 31, 2001

                 FOR |_|            AGAINST |_|            ABSTAIN |_|

                                  (Continued, and to be signed, on Reverse Side)

      The shares represented by this Proxy will be voted as directed or if no direction is indicated, will be voted FOR all nominees for director and FOR each of the proposals.

      The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.


                                        Dated:____________________________, 2001


                                        ________________________________________
                                                 Signature of Stockholder


                                        ________________________________________
                                                  Signature of Stockholder

                                        DATE AND SIGN EXACTLY AS NAME APPEARS
                                        HEREON EACH JOINT TENANT MUST SIGN WHEN
                                        SIGNING AS ATTORNEY, EXECUTOR, TRUSTEEE,
                                        ETC., GIVE FULL TITLE. IF SIGNER IS
                                        CORPORATION SIGN IN FULL CORPORATE NAME
                                        BY AUTHORIZED OFFICER.